EXHIBIT 10.11

Gerry Laderman

Continental Airlines

February 28, 2005

Gerry Laderman

Senior Vice President Finance and Treasurer

Continental Airlines, Inc.

1600 Smith Street

Houston, TX 77002

Dear Gerry:

At the request of Continental Airlines, Inc. ("Continental"), Boeing Capital Corporation ("BCC") is willing to enter into the following amendment (the "Amendment") to the December 29, 2004 proposal (the "Proposal") relating to the lease of not less than eight (8) or more than (12) used Boeing 757-300 aircraft (the "Aircraft") to extend the date by which the Board of Directors of Continental approves the transactions contemplated by the Proposal (including the satisfaction of the conditions to the approval of Continental's Board). Initially capitalized terms used in this Amendment but not defined herein shall have the meanings given to those terms in the Proposal.

Continental has informed BCC that Continental's Board of Directors approved the transaction contemplated by the Proposal at the November 30, 2004 meeting of the Board of Directors, subject to the condition that the Company obtains [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] wage and benefit cost reductions by February 28, 2005. Continental has not yet obtained such reductions but is hopeful they can be obtained by March 31, 2005.

Now therefore, for good and valuable consideration, Continental and BCC agree to amend the Proposal as follows:

  In accordance with the Proposal, prior to the close of business on March 1, 2005, Continental shall pay to BCC a total of $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] ($[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft) (the "Extension Fee") to BCC's account listed below, and in return BCC hereby agrees that the Proposal shall remain effective and the Aircraft shall remain available to Continental until April 1, 2005, by which time the condition to the approval by Continental's Board of the transactions contemplated by the Proposal shall be met (as that condition might be modified by subsequent action by Continental's Board) ("Effective Continental Board Approval").

Account Name:	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
Account Number:
Bank Name:
Bank ABA:
Bank Address:
Ref:

  If Effective Continental Board Approval is achieved prior to April 1, 2005, the Extension Fee, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] shall be applied to any rent due or outstanding for each of the Aircraft under the lease agreements to be entered into covering the Aircraft.
  If Effective Continental Board Approval is not achieved prior to April 1, 2005, (a) BCC shall retain the Extension Fee (together with any interest accrued thereon), (b) Continental shall pay BCC an additional $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] ($[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft) on April 1, 2005 under clause (2) of Section 21 of the Proposal, which shall be deemed modified accordingly, (c) Continental shall have no obligation to lease the Aircraft and (d) BCC shall be free to remarket the Aircraft without obligation to Continental.
  For the avoidance of doubt and give effect to the foregoing, the following provisions in the Proposal shall be modified as follows:
    Section 21 - Prior Disposition. The reference in the first paragraph to February 28, 2005 shall be changed to March 31, 2005, and the reference in the first paragraph to March 1, 2005 shall be changed to April 1, 2005.
    Section 22 (b) - Lessor Conditions Precedent. The reference to February 28, 2005 shall be changed to March 31, 2005.
    Section 23 (a) - Lessee Conditions Precedent. The reference to February 28, 2005 shall be changed to March 31, 2005.

To the extent any other provision in the Proposal is inconsistent with the foregoing, such inconsistent provisions shall be deemed to be modified to be consistent with this Amendment.

In addition, as between Continental and BCC, the references to February 28, 2005 contained in the Summary of Agreements Letter Agreement 6-1162-MSA-559 dated December 29, 2004 among Continental, BCC and The Boeing Company shall be amended to read March 31, 2005.

This Amendment shall be governed by the laws of the State of New York and shall become effective when it is fully signed by both parties and we have exchanged signature pages. This Amendment may be signed in counterparts.

If you have any questions, please do not hesitate to call the undersigned at (425) 965-4052.

Best regards,

Boeing Capital Corporation

By /s/ Jordan Weltman

Its: Managing Director, Aircraft Financial Services

AGREED AND ACCEPTED:

Continental Airlines, Inc.

By:  /s/ Jeffrey J. Misner

Its:       EVP & CFO

Date:       2-28-05